UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2016

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305 Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 4 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT ON A REGISTRANT.

On October 21, 2016, Qumu Corporation (the “Company”) and its wholly-owned subsidiary, Qumu, Inc., entered into a term loan credit agreement (the “Credit Agreement”) with HCP-FVD, LLC as lender and Hale Capital Partners, LP as administrative agent (the “Administrative Agent”). HCP-FVD, LLC is an affiliate of Hale Capital Partners, LP. The Company issued a press release relating to the Credit Agreement on October 25, 2016, which is attached hereto as Exhibit 99.1.

Pursuant to the Credit Agreement, the Company borrowed $8 million as a term loan on October 21, 2016. The term loan is scheduled to mature on October 21, 2019 and requires payment of interest monthly at the prime rate plus 6%. The Company may prepay the term loan at any time with the payment of the applicable pre-payment fee. The Company is obligated to prepay the term loan, with the payment of the applicable pre-payment fee, with the net proceeds from certain dispositions (other than the Company’s interest in BriefCam, Ltd.), issuances of equity or debt securities, extraordinary transactions and upon a change of control.

The Credit Agreement contains affirmative and negative covenants and requirements relating to the Company and its operations. The affirmative covenants require, among other things, that the Company deliver to the Administrative Agent financial statements, annual operating plan, updated schedules, various reports, compliance certificates and other financial, bank account and accounts receivable information. There are also affirmative covenants relating to access to collateral and the Company’s books and records, insurance, compliance with laws, payment of taxes, maintenance of existence, employee benefit plans, maintenance of accounts, and environmental matters. The negative covenants prohibit the Company from incurring debt, encumbering its assets, exceeding operating lease expense amounts, making dividends, distributions or payments on the Company’s capital stock, being a party to any acquisition or any merger or consolidation or similar transaction, modifying its organizational documents, entering into certain transactions with affiliates, making certain transfers to or conducting certain business through foreign subsidiaries, and incentivizing accelerated customer payments. The negative covenants of the Credit Agreement also require the Company to meet various financial covenants relating to a maximum cumulative net cash operating amount, minimum eligible accounts receivable and cash, minimum cash, minimum core bookings, maximum deferred revenue non-current, minimum subscription, and maintenance and support revenue until the quarter ended September 30, 2017 and after the quarter ended September 30, 2017, minimum subscription and maintenance and support dollar renewal rates.

Upon certain event of default relating to bankruptcy or insolvency, as defined in the Credit Agreement, the obligations will become immediately due and payable. Upon other events of default – including relating to non-payment of the term loan obligations, non-payment of other debt, default of other material obligations, non-compliance with loan covenants, breach of representations or warranties, certain pension plan events, certain judgements, invalidity of collateral documents, termination of the Company’s reporting obligations to the Securities and Exchange Commission or failure to be listed on any national stock exchange, material adverse effect or cessation of business – the Administrative Agent may declare all or any part of the obligations under the Credit Agreement to be due and payable.

Pursuant to the Credit Agreement, for so long as any obligations are outstanding, Hale Capital Partners, LP has the right to appoint and remove one observer to the Company’s Board of Directors. The initial board observer appointed by Hale Capital Partners, LP is Martin Hale, Jr.

In connection with the Credit Agreement, the Company granted a first priority security interest in substantially all of its properties, rights and assets and Qumu, Inc. provided a guaranty of the Company’s obligations under the Credit Agreement pursuant to a Guaranty and Collateral Agreement dated October 21, 2016 in favor of the Administrative Agent (the “Collateral Agreement”).

The foregoing summaries of the Credit Agreement and Collateral Agreement do not purport to be complete and are subject to and qualified in their respective entirety by reference to the Credit Agreement and Collateral Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Credit Agreement, on October 21, 2016, the Company issued to HCP-FVD, LLC a warrant to purchase 314,286 shares of the Company’s common stock, which warrant is attached hereto as Exhibit 10.3. The warrant has an exercise price of $2.80 per share, an expiration date of October 21, 2026, and is transferrable. Upon a “Fundamental Transaction” as defined in the warrant, the warrant holder has right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon such exercise of the warrant. Alternatively, the holder may require the Company to purchase the warrant from the holder thereof for a cash amount equal to the greater of the Original Issuance Value ($915,389.40) in respect of the remaining unexercised portion of this Warrant and the Black-Scholes value of the remaining unexercised portion of this Warrant through the date of consummation of the Fundamental Transaction. Pursuant to the terms of the warrant, the Company is obligated to file and cause to be effective a registration statement to register the resale of the shares of common stock underlying the warrant.

The issuance of the warrant was a transaction not registered under the Securities Act of 1933, as amended. Other than agreements with respect to the Credit Agreement and as otherwise described in this Current Report on Form 8-K, there are no other agreements between the Company and HCP-FVD, LLC. Based on the manner of sale of the shares, the Company believes that the issuance is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit No.	Description
10.1	Term Loan Credit Agreement dated October 21, 2016 by and among Qumu Corporation, Qumu, Inc., the Lenders party thereto and Hale Capital Partners, LP as Administrative Agent.
10.2	Guaranty and Collateral Agreement dated October 21, 2016 by Qumu Corporation and Qumu, Inc. in favor of Hale Capital Partners, LP as administrative agent.
10.3	Warrant to Purchase 314,286 shares of Common Stock issued by Qumu Corporation to HCP-FVD, LLC on October 21, 2016.
99.1	Press Release issued by Qumu Corporation on October 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/	Peter J. Goepfrich
Peter J. Goepfrich
Chief Financial Officer

Date: October 21, 2016

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